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                                                                      EXHIBIT 4

                             RESOURCE AMERICA, INC.
                   2002 NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                         AND DEFERRED COMPENSATION PLAN

SECTION 1. ESTABLISHMENT OF PLAN; PURPOSE.

   The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

SECTION 2. DEFINITIONS.

   When used in this Plan, the following terms shall have the definitions set forth in this Section:

   "Affiliate" shall mean an entity at least a majority of the total voting power of the then-outstanding voting securities of which is held, directly or indirectly, by the Company and/or one or more other Affiliates.

   "Board of Directors" shall mean the Board of Directors of the Company.

   "Company" shall mean Resource America, Inc., its successors and assigns and any corporation that (i) substitutes a new Option or Stock Appreciation Right for an old Option or Stock Appreciation Right granted under the Plan (ii) assumes an Option or Stock Appreciation Right under the Plan or (iii) becomes a parent or subsidiary of the Company by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation within the meaning of ss.424(a) of the Code.

   "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director, the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Director and any of its committees.

   "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

   "Disability" shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders as Director unable to carry out his/ her duties.

   "Effective Date" shall mean the date, if any, on which the Plan is approved by the stockholders of the Company.

   "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" shall mean the closing price for the Shares reported by the NASDAQ on a given day or, if there is no sale on such day, then the closing price on the last previous date on which a sale is reported.

   "Grant" shall mean a grant of Units under Section 5.

   "Shares" shall mean shares of Stock.

   "Stock" shall mean the Common Stock, $.01 par value, of the Company.

   "Stock Unit Account" shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director's interest under the Plan related to such Units.

   "Subsidiary" shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.


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   "Unit" shall mean a contractual obligation of the Company to deliver a Share based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

   "Year of Service as a Director" shall mean a period of 12 months of service as a Director, measured from the effective date of a Grant.

SECTION 3. ADMINISTRATION.

   The Plan shall be administered such that awards under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

SECTION 4. SHARES AUTHORIZED FOR ISSUANCE.

   4.1. Maximum Number of Shares. The aggregate number of Shares with respect to which Grants may be made to Eligible Directors under the Plan shall not exceed 75,000 Shares, and shall not exceed 15,000 with respect to any one Eligible Director, subject to adjustment as provided in Section 4.2 below. If any Unit is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit shall again be available for Grants hereunder.

   4.2. Adjustment for Corporate Transactions. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units that have been, or may be, granted under the Plan.

SECTION 5. UNIT GRANTS.

   5.1. Unit Awards. Each Eligible Director who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded Units valued at $15,000.00, as measured by the closing price of Shares on the Grant date, on the date of first election or appointment. In addition, on each anniversary of the date on which an Eligible Director is first awarded Units during the term of the Plan or was eligible to receive an award of Units under THE RESOURCE AMERICA, INC. NON-EMPLOYEE DIRECTOR DEFERRED STOCK AND DEFERRED COMPENSATION PLAN, which was effective on May 13, 1997 (the "1997 Director's Plan"), an Eligible Director serving as a Director on the Effective Date shall be awarded Units valued at $15,000.00. Any Eligible Director who was entitled to receive an award under the 1997 Director's Plan but did not because there were insufficient Units remaining in the 1997 Director's Plan, shall be entitled to receive, on the Effective Date of the Plan, an amount of Units equal to the amount to which he was entitled but did not receive under the 1997 Director's Plan. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

   5.2. Delivery of Shares. Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in
Section 7, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director's beneficiary. Upon the delivery of a Share (or cash with respect to a fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be cancelled and be of no further force or effect.

   5.3. Nontransferability. Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge,

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bankruptcy or in any other manner, and no such right or interest of any
Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

SECTION 6. VESTING.

   6.1 Service Requirements. Except as otherwise provided in this Section 6 or
Section 7, an Eligible Director shall vest in his or her Units on the fifth anniversary of the Grant of those Units. If an Eligible Director terminates service prior to the completion of five Years of Service as a Director from the date of a Grant of Units, all of the Units granted within five years of such date shall be immediately forfeited, and the number of Shares to be delivered to such Eligible Director shall equal the number of Units that were granted five years or more before the termination. Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death or Disability prior to the completion of the period of service required to be performed to fully vest in any Grant, all Shares that are the subject of such Grant shall be delivered to such Eligible Director (or the Eligible Director's beneficiary or estate).

   6.2. Six Months' Minimum Service. If an Eligible Director has completed less than six consecutive months of service as a Director, all Units held by such Eligible Director shall be immediately forfeited. If an Eligible Director has completed less than six consecutive months of service from any date on which any annual Grant of Units is made, all Units held by such Eligible Director that relate to such annual Grant shall be immediately forfeited.

   6.3 Distribution on Death. Except as provided in Section 6.2, in the event of the death of an Eligible Director, the Shares corresponding to such Units shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director's estate.

SECTION 7. CHANGE IN CONTROL.

   7.1. Immediate Vesting. Upon the occurrence of a Change in Control, each Eligible Director's right and interest in Units which have not previously vested under Section 6 shall become vested and nonforfeitable regardless of the period of the Eligible Director's service since the date such Units were granted.

   7.2. Definition. "Change in Control" shall mean the occurrence of any of the following events:

          (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

          (ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was selected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or

          (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.


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SECTION 8. DEFERRED COMPENSATION PROGRAM.

   8.1. Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election.

   8.2. Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter; provided, however, that it shall in no event become effective if the modification would cause liability under Section 16(b) of the Exchange
Act. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

   8.3. Stock Unit Account. Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Fees then being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the eligible Director's Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Board of Directors shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Board of Directors shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

   8.4. Timing and Form of Distributions. Any distribution to be made hereunder following the termination of an Eligible Director's service as a Director shall be made in Shares.

SECTION 9. UNFUNDED STATUS.

   The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares to a Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director's Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

SECTION 10. AMENDMENT AND TERMINATION.

   The Plan may be amended at any time by the Board of Directors, provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company: (i) modify the number of Shares with respect to which Units may be awarded under the Plan; (ii) modify the vesting requirements established under Section 6 or Section 7; or (iii) otherwise change the times at which, or the period within which, Shares may be delivered under the Plan. The Plan shall terminate ten (10) years after the Effective

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Date, on April 29, 2012, except with respect to previously awarded Grants and amounts credited to the Accounts of Directors. Notwithstanding the foregoing, no termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan.

SECTION 11. GENERAL PROVISIONS.

   11.1. No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

   11.2. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

   11.3. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust or any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

   11.4. Listing of Shares and Related Matters. If at any time the Board of Directors shall determine in it discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

   11.5. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision has not been included.

   11.6. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

   11.7. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.


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